Exhibit 4.3

Execution Version

WARRANT ASSIGNMENT, ASSUMPTION

AND AMENDMENT AGREEMENT

This Warrant Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of October 30, 2023, by and among Forbion European Acquisition Corp., a Cayman Islands exempted company (the “Company”), enGene Inc., a company incorporated under the laws of Canada (“enGene”), enGene Holdings Inc., a company incorporated under the laws of Canada that intends to continue to a company governed by the Business Corporations Act (British Columbia) (“New enGene”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain warrant agreement, dated as of December 9, 2021 (the “Original Warrant Agreement”);

WHEREAS, the Company consummated, on December 14, 2021, an initial public offering (including the associated over-allotment offering, the “Offering”) of units of the Company’s equity securities, each such unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (“Ordinary Shares”) and one-third of a redeemable Public Warrant (as defined below) and, in connection therewith, issued and delivered warrants for the purchase of 4,216,667 Ordinary Shares to public investors in the Offering (the “FEAC Public Warrants”);

WHEREAS, Forbion Growth Sponsor FEAC I B.V., a Dutch limited liability company (the “Sponsor”), substantially concurrently with the Offering, purchased from the Company warrants for the purchase of an 5,195,000 Ordinary Shares, each bearing the legend set forth in Exhibit A hereto (the “Private Placement Warrants”), at a purchase price of $1.50 per Private Placement Warrant;

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial Business Combination (as defined below), the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, from time to time loan to the Company funds as the Company may require (“Working Capital Loans”);

WHEREAS, in order to extend the period of time the Company has to consummate a Business Combination (as defined below) by up to two additional three month periods, the Sponsor or its affiliates or designees must deposit into the trust account additional funds of $1,265,000 ($0.10 per unit) for each respective available three-month extension, for a total payment of up to $2,530,000 ($0.20 per unit), in exchange for one or more non-interest bearing, unsecured promissory notes (“Extension Loans”);

WHEREAS, up to $1,500,000 of the Working Capital Loans and Extension Loans, taken together, are convertible (at a rate of a warrant for one share for every $1.50 of such loans) into warrants for the purchase of Ordinary Shares at a price of $1.50 per warrant, which warrants will be identical to the Private Placement Warrants (the “Sponsor Loan Warrants” and, together with the Private Placement Warrants, the “FEAC Private Placement Warrants” and, together with the FEAC Public Warrants, the “FEAC Warrants”);

WHEREAS, all of the FEAC Warrants are governed by the Original Warrant Agreement;

WHEREAS, the Company, enGene, New enGene and certain other persons party thereto have entered into a Business Combination Agreement (as the same may be amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things, at the time of consummation (the “Closing”) of the Transactions (as defined therein), the Company, enGene and New enGene will, among other things, combine their respective businesses (the transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”);

WHEREAS, at the Initial Merger Effective Time and as part of the Cayman Merger (each as defined in the Business Combination Agreement), each outstanding Ordinary Share will be converted into the right to receive one common share of New enGene (each, a “Common Share” and together, the “Common Shares”);

WHEREAS, pursuant to each of the Business Combination Agreement and Section 4.4 of the Original Warrant Agreement, as part of the Cayman Reorganization (as defined in the Business Combination Agreement), concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law (the “Effective Time”), each of the FEAC Public Warrants issued and outstanding immediately prior thereto will be assumed by New enGene and amended as provided herein to reflect that such warrants will thereupon become warrants to purchase Common Shares on substantially the same terms as the FEAC Public Warrants (“New enGene Public Warrants”), and the rights and obligations of the Company under the Original Warrant Agreement shall be assigned to and assumed by New enGene;

WHEREAS, the Sponsor, the Company, enGene, New enGene and certain other parties thereto named therein have entered into a Sponsor and Insiders Letter Agreement, dated May 16, 2023 (the “Sponsor Letter Agreement”), pursuant to which, among other things, the Sponsor has agreed to surrender FEAC Private Placement Warrants for the purchase of 5,463,381 Ordinary Shares (the “Forfeited Warrants”) as a contribution to the capital of FEAC and for no consideration, effective at the time specified in the Business Combination Agreement, on the terms and conditions set forth in the Business Combination Agreement and the Sponsor Letter Agreement (the “Warrant Forfeiture”);

WHEREAS, as part of the Cayman Reorganization, concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, the FEAC Private Placement Warrants remaining after giving effect to the Warrant Forfeiture are being assumed by New enGene, and amended as provided herein to reflect that such warrants will thereupon become warrants to purchase Common Shares on substantially the same terms as the FEAC Private Placement Warrants (“New enGene Private Placement Warrants”);

WHEREAS, following the Cayman Reorganization, the Company will file an election to change its classification for U.S. federal income tax purposes from a corporation to an entity disregarded as separate from its owner New enGene, to be effective as of the beginning of the Closing Date (the “U.S. Entity Classification Election” and, together with the Cayman Reorganization, the “FEAC Reorganization”);

WHEREAS, following the Closing of the Business Combination, the Company will be liquidated;

WHEREAS, in connection with the Closing of the Business Combination, New enGene has issued (i) to its PIPE Investors (as defined in the Business Combination Agreement) certain warrants for the purchase of Common Shares on substantially the same terms as the New enGene Public Warrants and (ii) to a Company shareholder party to a non-redemption agreement with the Company certain warrants for the purchase of Common Shares on substantially the same terms as the New enGene Public Warrants (such warrants, together with the New enGene Private Placement Warrants and the New enGene Public Warrants, being “New enGene Warrants”);

WHEREAS, enGene has issued to its 2022 Noteholders and its 2023 Noteholders (as such terms are defined in the Business Combination Agreement) certain warrants of enGene (the “enGene Warrants”) for the purchase of common shares of enGene (“enGene Common Shares”);

WHEREAS, on the Closing Date, pursuant to the Amalgamation (as defined in the Business Combination Agreement), (i) each enGene Warrant outstanding immediately prior to the Amalgamation will be exchanged for New enGene Private Placement Warrants for the purchase of such number of Common Shares as is determined as per the Exchange Ratio (as defined in the Business Combination Agreement), upon and subject to the other terms and conditions set forth in Business Combination, the Plan of Arrangement (as defined in the Business Combination Agreement) and in accordance with the provisions of applicable law;

WHEREAS, as part of the Cayman Reorganization the Company desires to assign all of its right, title and interest in the Original Warrant Agreement to New enGene and New enGene wishes to accept such assignment, and the parties hereto desire to amend the Original Warrant Agreement in the form of this Agreement to reflect such assignment and assumption;

WHEREAS, Section 9.8 of the Original Warrant Agreement provides that the Company and the Warrant Agent may amend the Original Warrant Agreement without the consent of any registered holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Original Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the registered holders;

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the Warrant Agent to act following the Closing on behalf of New enGene hereunder, and the Warrant Agent is willing to so act, including in connection with the issuances, surrenders, assignments, assumptions and amendments in respect of the FEAC Warrants, the enGene Warrants and the New enGene Warrants described herein, and in connection with the issuance, registration, transfer, exchange, redemption and exercise of the New enGene Warrants;

WHEREAS, New enGene desires to provide for the form and provisions of the New enGene Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of New enGene, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the New enGene Warrants, when executed on behalf of New enGene and countersigned by or on behalf of the Warrant Agent, if a physical certificate is issued, as provided herein, the valid, binding and legal obligations of New enGene, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Assignment and Assumption; Consent.

1.1 Assignment and Assumption. The Company hereby assigns to New enGene all of the Company’s right, title and interest in and to the Original Warrant Agreement (as amended hereby) as of the Effective Time. New enGene hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Original Warrant Agreement (as amended hereby).

1.2 Consent. The Warrant Agent hereby consents to the assignment of the Original Warrant Agreement by the Company to New enGene pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Original Warrant Agreement by New enGene from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Original Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Original Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Original Warrant Agreement and this Agreement.

2. Warrant Forfeiture. Sponsor hereby confirms the prior surrender, pursuant to and effected by the Sponsor Letter Agreement, of the Forfeited Warrants to the Company as a contribution to the capital of FEAC and for no consideration, effective as of the time and date set forth in the Sponsor Letter Agreement.

3. Amendment of Original Warrant Agreement. The Company and the Warrant Agent hereby amend the Original Warrant Agreement as provided in this Section 3, effective as of the Effective Time, and acknowledge and agree that the amendments to the Original Warrant Agreement set forth in this Section 3 are necessary or desirable and that such amendments do not adversely affect the interests of the registered holders.

3.1 Defined Terms. Unless the context otherwise requires, from and after the Effective Time:

(a) All references to the “Company” in the Original Warrant Agreement shall mean and refer to enGene Holdings Inc. as the successor-in-interest to Forbion European Acquisition Corp.

(b) All references to “Ordinary Shares” in the Original Warrant Agreement shall mean and refer to the Common Shares. As a result thereof, all such references shall be references to the Common Shares of enGene Holdings Inc. rather than the Ordinary Shares of Forbion European Acquisition Corp.

(c) All references to “Public Warrants”, “Private Placement Warrants” and “Warrants” in the Original Warrant Agreement shall mean and refer to the New enGene Public Warrants, the New enGene Private Placement Warrants and the New enGene Warrants, respectively.

(d) All references to “Warrants” in the Original Warrant Agreement shall mean and refer to the New enGene Warrants.

(e) All references to the “Board of Directors” or any committee thereof in the Original Warrant Agreement shall mean the board of directors or committee thereof, as applicable, of enGene Holdings Inc.

(f) All references to the Company’s “Charter” shall mean the Articles of New enGene after giving effect to the continuation of New enGene to a company governed by the Business Corporations Act (British Columbia).

(g) The term “Business Day” as used in the Original Warrant Agreement shall mean a day, other than a Saturday, Sunday or federal holiday, on which banks in Toronto, Ontario and New York, New York are generally open for normal business.

3.2 Detachability of Warrants. Section 2.4 and Section 5.6 of the Original Warrant Agreement are each hereby deleted and replaced with the following:

“INTENTIONALLY OMITTED”

3.3 Notices. Section 9.2 of the Original Warrant Agreement is hereby deleted and replaced with the following:

Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

enGene Holdings Inc.

7171 Rue Frederick Banting

Saint-Laurent, QC H4S 1Z9

Canada

Attn: Jason Hanson

Email: jhanson@engeneinc.com

with a copy to (which will not constitute notice):

Morgan, Lewis & Bockius LLP

101 Park Ave.

New York, NY 10178-0060

United States

Attn: Howard A. Kenny

Email: howard.kenny@morganlewis.com

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600,

Three Bentall Centre,

Vancouver, British Columbia V7X 1L3

Canada

Attn: Joseph Garcia

Email: joseph.garcia@blakes.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Compliance Department

3.4 Legend. The restricted legend contained in Exhibit A of the Original Warrant Agreement is hereby deleted and replaced with the Legend contained in Exhibit A hereto.

3.5 Warrant Certificate. The Warrant Certificate contained in Exhibit B of the Original Warrant Agreement is hereby deleted and replaced with the Warrant Certificate contained in Exhibit B hereto.

[ Signature Page Follows ]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its duly authorized representative as of the date first above written.

FORBION EUROPEAN ACQUISITION CORP.

By: /s/ Jasper Bos
Name: Jasper Bos
Title: Executive Officer

ENGENE INC.

By: /s/ Anthony Cheung
Name: Anthony Cheung
Title: Chief Technology Officer

ENGENE HOLDINGS INC.

By: /s/ Anthony Cheung
Name: Anthony Cheung
Title: Chief Technology Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /s/ Henry Farrell
Name: Henry Farrell
Title: Vice President

[Signature Page to Warrant Assignment and Amendment Agreement]

EXHIBIT A

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE WARRANT AGREEMENT BY AND AMONG NEW ENGENE HOLDINGS INC. (AS SUCCESSOR TO FORBION EUROPEAN ACQUISITION CORP.), CONTINENTAL STOCK TRANSFER & TRUST COMPANY AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH FORBION EUROPEAN ACQUISITION CORP. COMPLETES THE BUSINESS COMBINATION (AS DEFINED IN THE RECITALS OF THE WARRANT AGREEMENT, AS AMENDED, REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT, AS AMENDED) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND COMMON SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES ARE ENTITLED TO REGISTRATION RIGHTS UNDER CERTAIN AGREEMENTS BY AND AMONG THE COMPANY AND THE RESPECTIVE PARTIES THERETO.

EXHIBIT B

Form of Warrant Certificate

Face

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE

WARRANT AGREEMENT DESCRIBED BELOW

ENGENE HOLDINGS INC.

Organized under the laws of the Province of British Colombia, Canada

CUSIP •

Warrant Certificate

This Warrant Certificate certifies that    , or registered assigns, is the registered holder of     warrants evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase Class A Ordinary Shares, $0.0001 par value per share (the “Common Shares”), of enGene Holdings Inc., a company organized under the laws of the Province of British Colombia, Canada (the “Company”). Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Common Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in US dollars, by bank wire or certified check (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a Common Share, the Company will, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Warrant holder. The number of Common Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price per Common Share for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[ Signature Page Follows ]

ENGENE HOLDINGS INC.

By:
Name:	[•]
Title:	[•]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:	[•]
Title:	[•]

Form of Warrant Certificate

Reverse

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Common Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of October 30, 2023 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Common Shares to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Common Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Common Shares issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a Common Share, the Company shall, upon exercise, round down to the nearest whole number of Common Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive     Common Shares and herewith tenders payment for such Common Shares to the order of enGene Holdings Inc. (the “Company”) in the amount of $     in accordance with the terms hereof. The undersigned requests that a certificate for such Common Shares be registered in the name of     whose address is     and that such Common Shares be delivered to     whose address is     . If said number of shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of     , whose address is     and that such Warrant Certificate be delivered to     , whose address is     .

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Common Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Common Shares. If said number of shares is less than all of the Common Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of     , whose address is     and that such Warrant Certificate be delivered to     , whose address is     .

[ Signature Page Follows ]

Date: [•], 202[•]

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).